As filed with the Securities and Exchange Commission on May 1, 1997
	Registration No. 333-
===================================================
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________

                          PETCO ANIMAL SUPPLIES, INC.
            (Exact name of registrant as specified in its charter)
             Delaware                                          33-0479906
     (State or other jurisdiction                           (I.R.S. Employer
     of incorporation or organization)                     Identification No.)
______________

                                9125 Rehco Road
                       San Diego, California 92121
                               (619) 453-7845
 (Address of principal executive offices, including zip code, and telephone number)

1994 STOCK OPTION AND RESTRICTED STOCK
PLAN FOR EXECUTIVE AND KEY EMPLOYEES OF
PETCO ANIMAL SUPPLIES, INC.
______________


    BRIAN K. DEVINE                                            Copies to:
  Chairman, President                                    THOMAS A. EDWARDS, ESQ.
and Chief Executive Officer                                Latham & Watkins
     9125 Rehco Road                                        701 "B" Street
San Diego, California 92121                                   Suite 2100
       (619) 453-7845                                San Diego, California 92101
(Name, address, including zip code, and telephone number,     (619) 236-1234
including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
================================================================

                                                Amount          Proposed Maximum     Proposed Maximum     Amount of
                       Title of Securities      to be           Offering Price       Aggregate Offering   Registration
                        to be Registered        Registered (1)  Per Share(2)         Price                Fee
---------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value . . . . . . |  1,336,497      |    $19.94          |  $26,649,750.18    |  $8,075.69
=================================================================

(1) The 1994 Stock Option and Restricted Stock Plan for Executive and Key Employees of Petco Animal Supplies, Inc., as amended (the "Company Plan"), was further amended to increase the number of shares of common stock available for issuance under the Company Plan (i) for each of the next four fiscal years (1997-2000) by 1.0% of the number of shares issued and outstanding as of the end of the immediately preceding fiscal year, and (ii) for the following fiscal year (2001) by 3.0% of the number of shares issued and outstanding as of the end of the immediately preceding fiscal year. A total of 847,500 shares of the Company's common stock (giving effect to a three-for-two split of the common stock effected in the form of a stock dividend on April 15, 1996) were originally reserved in January 1994 for issuance under the Company Plan, which shares were registered pursuant to a Registration Statement on Form
S-8 (File No. 33-82302).  An additional 1,805,000 shares
of common stock were subsequently reserved in May 1996
for issuance under the Company Plan, which shares were registered pursuant to a Registration Statement on Form
S-8 (File No. 333-04442).  Based on 18,609,978 shares of
the Company's common stock outstanding as of February 1,
1997, the number of shares available for issuance under
the Company Plan may increase by approximately 1,336,497
over the next five fiscal years pursuant to the amendment described above. Only such additional 1,336,497 shares are being newly registered hereunder.
(2) Estimated solely for purposes of calculating the registration fee. Pursuant to Rule 457(h), the Proposed
Maximum Offering Price Per Share is based on the average
of the high and low prices for the Company's common stock
as reported on the Nasdaq National Market on April 24,
1997.
===============================================================
                      Page 1 of 7
                 Exhibit Index on Page 4

	The contents of the Registration Statements on Form S-8 (File Nos. 33-82302 and 333-04442) of Petco Animal Supplies, Inc. (the "Company"), relating in the aggregate to 2,652,500 shares of the Company's common stock, par value $.0001 per share (the "Common Stock") (giving effect to a three-for-two split of the Common Stock effected in the form of a stock dividend on April 15, 1996), issuable under the 1994 Stock Option and Restricted Stock Plan for Executive and Key Employees of Petco Animal Supplies, Inc., as amended (the "Company Plan"), are incorporated herein by reference.

Item 8.  Exhibits

4.1	The Company Plan, incorporated by reference to Exhibit A
to the Company's Proxy Statement dated May 24, 1996 relating to the 1996 Annual Meeting of Stockholders of the Company.

4.2	First Amendment to the Company Plan, incorporated by
reference to Exhibit 10.16 to the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

4.3	Form of Non-Qualified Stock Option Agreement for use under
the Company Plan, incorporated by reference to Exhibit
10.21 to the Company's Registration Statement on Form S-1 dated January 13, 1994 (File No. 33-77094), including
Amendment No. 1 thereto dated February 24, 1994 and
Amendment No. 2 thereto dated March 11, 1994.

4.4	Form of Incentive Stock Option Agreement for use under the
Company Plan, incorporated by reference to Exhibit 10.22 to the Company's Registration Statement on Form S-1 dated
January 13, 1994 (File No. 33-77094), including Amendment
No. 1 thereto dated February 24, 1994 and Amendment No. 2 thereto dated March 11, 1994.

4.5	Form of Restricted Stock Agreement for use under the
Company Plan, incorporated by reference to Exhibit 10.23 to the Company's Registration Statement on Form S-1 dated January 13, 1994 (File No. 33-77094), including Amendment No. 1 thereto dated February 24, 1994 and Amendment No. 2 thereto dated March 11, 1994.

5.1	Opinion of Latham & Watkins.

23.1	Consent of KPMG Peat Marwick LLP.

23.2	Consent of Latham & Watkins (included in Exhibit 5.1
hereto).

24.1	Power of Attorney (included on the signature page
hereto).











2


SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 1, 1997.

						PETCO ANIMAL SUPPLIES, INC.


						By:	/s/ BRIAN K. DEVINE
						   ____________________________________
							Brian K. Devine
							Chairman, President and Chief
Executive Officer

POWER OF ATTORNEY

	Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Brian K. Devine and Richard C. St. Peter, and either of them, with full power of substitution and resubstitution, as his true and lawful attorneys-in-fact, for him in any and all capacities, to sign any amendments (including post-effective amendments or supplements) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

Signature	Title	Date


/s/ BRIAN K. DEVINE	Chairman, President and	May 1, 1997
___________________________	Chief Executive Officer
Brian K. Devine	(Principal Executive Officer)

/s/ RICHARD C. ST. PETER	Executive Vice President, 	May 1, 1997
___________________________	Chief Financial Officer and
Richard C. St. Peter	Secretary (Principal Financial
	Officer)

/s/ JAMES M. MYERS	Senior Vice President, 	May 1, 1997
___________________________	Finance (Principal
James M. Myers	Accounting Officer)

/s/ C. HUNTER BOLL	Director 	May 1, 1997
___________________________
C. Hunter Boll

/s/ ANDREW G. GALEF	Director 	May 1, 1997
___________________________
Andrew G. Galef

/s/ SHAHAN D. SOGHIKIAN	Director 	May 1, 1997
___________________________
Shahan D. Soghikian

/s/ PETER M. STARRETT	Director	May 1, 1997
___________________________
Peter M. Starrett

3



EXHIBIT INDEX

EXHIBIT	PAGE

4.1	The Company Plan, incorporated by reference to	--
	Exhibit A to the Company's Proxy Statement dated May
24, 1996 relating to the 1996 Annual Meeting of
Stockholders of the Company.

4.2	First Amendment to the Company Plan,
	incorporated by reference to Exhibit 10.16 to the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

4.3	Form of Non-Qualified Stock Option Agreement	--
	for use under the Company Plan, incorporated by reference to Exhibit 10.21 to the Company's
Registration Statement on Form S-1 dated January 13,
1994 (File No. 33-77094), including Amendment No. 1
thereto dated February 24, 1994 and Amendment No. 2 thereto dated March 11, 1994.

4.4	Form of Incentive Stock Option Agreement for	--
	use under the Company Plan, incorporated by reference to Exhibit 10.22 to the Company's
Registration Statement on Form S-1 dated January 13,
1994 (File No. 33-77094), including Amendment No. 1
thereto dated February 24, 1994 and Amendment No. 2 thereto dated March 11, 1994.

4.5	Form of Restricted Stock Agreement for use	--
	under the Company Plan, incorporated by reference to Exhibit 10.23 to the Company's Registration
Statement on Form S-1 dated January 13, 1994 (File
No. 33-77094), including Amendment No. 1 thereto dated February 24, 1994 and Amendment No. 2 thereto dated March 11, 1994.

5.1	Opinion of Latham & Watkins.	5

23.1	Consent of KPMG Peat Marwick LLP.	7

23.2	Consent of Latham & Watkins (included in Exhibit	--
	5.1 hereto).

24.1	Power of Attorney (included on the signature page	--
	hereto).














4


Exhibit 5.1
[LATHAM & WATKINS LETTERHEAD]


May 1, 1997


Petco Animal Supplies, Inc.
9125 Rehco Road
San Diego, California 92121

		Re:	Form S-8 Registration Statement;
			1,336,497 Shares of Common Stock
			--------------------------------

Ladies and Gentlemen:

		In connection with the registration by Petco Animal Supplies, Inc., a Delaware corporation (the "Company"), of 1,336,497 shares of common stock, par value $.0001 per share (the "Shares"), of the Company to be issued upon the exercise of options granted under the 1994 Stock Option and Restricted Stock Plan for Executive and Key Employees of Petco Animal Supplies, Inc., as amended (the "Plan"), under the Securities Act of 1933, as amended, on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 1, 1997 (as amended from time to time, the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

		In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

		In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

		We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

		Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized, and, upon the exercise of options and the payment for the Shares in accordance with the terms set forth in the Plan, the Shares will be validly issued, fully paid and nonassessable.







5


Petco Animal Supplies, Inc.
May 1, 1997
Page 2

		We consent to your filing this opinion as an exhibit to the Registration Statement.

						Very truly yours,




						/s/ LATHAM & WATKINS
















































6


	Exhibit 23.1








INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Petco Animal Supplies, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Petco Animal Supplies, Inc. of our report dated March 24, 1997, relating to the consolidated balance sheets of Petco Animal Supplies, Inc. and subsidiaries as of February 3, 1996 and February 1, 1997, and the related consolidated statement of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended February 1, 1997, which report appears in the February 1, 1997, annual report on Form 10-K of Petco Animal Supplies, Inc.


	/S/ KPMG Peat Marwick LLP

San Diego, California
April 30, 1997
































7